UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 18, 2018

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices)

(510) 897-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

On April 18, 2018, Sigma Designs, Inc., a corporation incorporated in the State of California (the “Company” or “Sigma”) completed the previously announced sale of its Z-Wave business (the “Transaction”) to Silicon Laboratories Inc. (“Silicon Laboratories”). The Transaction was completed pursuant to the terms of the Agreement and Plan of Merger, dated as of December 7, 2017 (the “Agreement”), by and among Silicon Laboratories, Seguin Merger Subsidiary, Inc., and Sigma. Pursuant to the Agreement, Sigma sold all of the assets which relate to Sigma’s Z-Wave business, including all of Sigma’s equity interest in certain of its subsidiaries engaged in the Z-Wave business, to Silicon Laboratories for $240 million in cash and the assumption by Silicon Laboratories of Sigma’s liabilities related to its Z-Wave business.

The terms of the Transaction are set forth in the Agreement, a copy of which was originally filed as Exhibit 2.1 to Sigma’s Current Report on Form 8-K filed on December 7, 2017.

This Form 8-K/A amends the Current Report on Form 8-K filed on April 18, 2018 to provide the pro forma financial information relating to the Transaction required by Item 9.01 of Form 8-K, which was not previously filed with the Current Report on Form 8-K on April 18, 2018.

Item 9.01 Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

(d)	Exhibits

Exhibits

Item No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of Sigma Designs, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA DESIGNS, INC.

Date: April 24, 2018	By:	/s/ Elias Nader
Elias Nader Interim President and Chief Executive Officer and Chief Financial Officer